EXHIBIT A
                              SUBADVISORY AGREEMENT


         SUBADVISORY AGREEMENT made as of the ____ day of March, 1996, by and among PIONEER VARIABLE CONTRACTS TRUST, a Delaware business trust (the "Trust"), on behalf of the REAL ESTATE GROWTH PORTFOLIO (the "Portfolio"), PIONEERING MANAGEMENT CORPORATION, a Delaware corporation (the "Manager") and BOSTON FINANCIAL SECURITIES, INC., a Massachusetts corporation (the "Subadviser").


                               W I T N E S S E T H

         WHEREAS, the Trust is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Manager and the Subadviser are investment advisers registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act");


         WHEREAS, the Portfolio is an investment series of the Trust, and

         WHEREAS, pursuant to authority granted to the Manager by the Board of Trustees of the Trust and pursuant to the provisions of the Management Contract dated as of October 10, 1995 between the Manager and the Trust, on behalf of the Portfolio (the "Management Contract"), the Manager has selected the Subadviser to act as a sub-investment adviser of the Portfolio and to provide certain other services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;


         NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follow:

         1.       The Subadviser's Services.


         (a) The Subadviser shall, to the extent reasonably required in the conduct of the business of the Portfolio and upon request by the Portfolio or the Manager, (i) identify, analyze and make investment recommendations regarding real estate industry companies, including the real estate properties and other permissible investments of the Portfolio, (ii) analyze market conditions affecting the real estate industry generally and specific geographical and securities markets in which the Portfolio may invest or is invested, (iii) continuously review and analyze the investments in the Portfolio's portfolio, and (iv) furnish to the Manager and the Portfolio advisory reports based on such analysis. The Subadviser shall use its best efforts in the preparation of such reports and will endeavor to consult the persons and sources believed by it to have information available with respect to the contents of such reports.

         The  Subadviser   shall  use  its  best  efforts  to  ensure  that  any
recommendations it makes to the Manager regarding the purchase and sale of portfolio securities are in compliance with the provisions of the Trust's Declaration of Trust and By-laws and the 1940 Act, and with the investment objectives, policies and restrictions (including, without limitation, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, for qualification as a regulated investment company) of the Portfolio, as each of the same shall be from time to time in effect as set forth in the Portfolio's Prospectus and Statement of Additional Information, or any investment guidelines or other instructions received in writing from the Manager, and subject, further, to such policies and instructions as the Manager may from time to time establish and deliver to the Subadviser. Notwithstanding the foregoing, pursuant to the



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terms of the  Management  Contract,  the Manager is solely  responsible  for the day-to-day management of the Portfolio's investment portfolio and for ensuring that the Portfolio's investments comply with the Trust's Declaration of Trust and By-laws and the 1940 Act, and with the investment objectives, policies and restrictions of the Portfolio.

         (b) The Subadviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Portfolio, except as otherwise provided herein or as may be necessary for the Subadviser to supply to the Manager, the Portfolio or its Trustees the information required to be supplied under this Agreement.

         (c) The Subadviser shall maintain separate books and detailed records of all matters pertaining to the Portfolio (the "Portfolio's Books and Records"). The Portfolio's Books and Records shall be available to the Manager at any time upon request and shall be available for telecopying without delay to the Manager during any day that the Portfolio is open for business.


         (d) The Subadviser shall also ensure that its Access Persons (as defined in the Trust's Code of Ethics) comply in all respects with the Trust's Code of Ethics, as in effect from time to time.


         (e) The Subadviser shall inform the Manager and the Trust's Trustees on a current basis of changes in investment strategy or tactics or in key personnel. The Subadviser will make its officers and employees available to meet with the Trust's Trustees at least annually on due notice to review the investments of the Portfolio in light of current and prospective economic and market conditions.

         (f) From time to time as the Manager or the Trustees of the Trust may reasonably request, the Subadviser shall furnish to the Manager and to each of the Trust's Trustees reports on securities held by the Portfolio, all in such detail as the Manager or the Trustees may reasonably request.


         (g) It shall be the duty of the Subadviser to furnish to the Trustees of the Trust such information as may reasonably be necessary in order for the Trustees to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Section 8 hereof.


         2. Allocation of Charges and Expenses. The Subadviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Subadviser shall not be responsible for the Portfolio's or the Manager's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities. Specifically, the Subadviser will not be responsible for expenses of the Portfolio or the Manager, as the case may be, including, but not limited to, the following: (i) charges and expenses for determining from time to time the value of the Portfolio's net assets and the keeping of its books and records and related overhead; (ii) the charges and expenses of auditors; (iii) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Portfolio; (iv) brokers' commissions, and issue and transfer taxes, chargeable to the Portfolio in connection with securities transactions to which the Portfolio is a party; (v) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Portfolio to federal, state or other governmental agencies; (vi) fees and expenses involved in registering and maintaining registrations of the Portfolio and/or its shares with the Securities and Exchange Commission (the "Commission"), state or blue sky securities agencies and foreign countries, including the preparation of Prospectuses and Statements of Additional Information for filing with the Commission; (vii) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Portfolio



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and the  Trustees;  (ix)  distribution  fees paid by the Portfolio in accordance with Rule 12b-1 promulgated by the Commission pursuant to the 1940 Act, if any; and (x) compensation and expenses of Trustees of the Trust. The Portfolio or the Manager, as the case may be, shall reimburse the Subadviser for any such expenses or other expenses of the Portfolio or the Manager, as may be reasonably incurred by such Subadviser on behalf of the Portfolio or the Manager. The Subadviser shall keep and supply to the Portfolio and the Manager adequate records of all such expenses.


         3. Information supplied by the Manager. The Manager shall provide the Subadviser with the Trust's Declaration of Trust, By-laws, Prospectus and Statement of Additional Information, and instructions, as in effect from time to time; and the Subadviser shall have no responsibility for actions taken in reliance on any such documents.


         4. Representations, Warranties and Covenants. The Subadviser represents and warrants to each of the Portfolio and the Manager that it is registered as an "investment adviser" under the Subadvisers Act and covenants that it will remain so registered for the duration of this Agreement.


         The Subadviser has reviewed the Registration Statement of the Trust as filed with the Commission and represents and warrants that with respect to disclosure about the Subadviser or information relating directly or indirectly to the Subadviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

         Except as otherwise provided in Section 1(a) hereof, the Subadviser agrees to comply with the requirements of the 1940 Act and the Advisers Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable Federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder, and with the provisions of the Registration Statement, as amended or supplemented, of the Trust.

         5. Subadviser's Compensation. The Manager shall pay to the Subadviser, as compensation for the Subadviser's services hereunder, a fee equal to 0.30% per annum of the Portfolio's average daily net assets. Such fee shall be computed daily and paid monthly. The Portfolio shall have no responsibility for any fee payable to the Subadviser.


         The method of determining net assets of the Portfolio for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of Portfolio shares as described in the Portfolio's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for that portion of such month during which this Agreement is in effect.

         In the event that the advisory fee payable by the Portfolio to the Manager shall be reduced or the Manager agrees, after written notice to the Subadviser, to utilize a portion of the advisory fee to make payments to a third party, the amount payable to the Subadviser shall be likewise reduced by a proportionate amount. The Subadviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue). Any such fee reduction may be discontinued or modified by the Subadviser at any time.


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         6. Independent Contractor.  In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Portfolio in any way or otherwise be deemed to be an agent of the Portfolio or of the Manager.


         7. Assignment and Amendments. This Agreement shall automatically terminate, without the payment of any penalty, in the event of (i) its assignment, including any change of control of the Manager or the Subadviser, or
(ii) in the event of the termination of the Management Contract; provided that such termination shall not relieve the Manager or the Subadviser of any liability incurred hereunder.


         The terms of this Agreement shall not be changed unless such change is approved at a meeting by the affirmative vote of a majority of the outstanding voting securities of the Portfolio and unless also approved by the affirmative vote of a majority of Trustees of the Trust voting in person, including a majority of the Trustees who are not interested persons of the Trust, the Manager or the Subadviser, at a meeting called for the purpose of voting on such change.


         8. Duration and Termination. This Agreement shall become effective as of the date first above written and shall remain in full force and effect continually thereafter unless terminated automatically as set forth in Section 7 hereof or until terminated as follows:


         (a) The Portfolio or the Manager may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser. Action of the Portfolio under this Subsection may be taken either
(i) by vote of the Trust's Trustees or (ii) by the affirmative vote of a majority of the outstanding voting securities of the Portfolio;


         (b) The Subadviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager; or


         (c) This Agreement shall automatically terminate on May 31 of any year beginning on May 31, 1997, in which its terms and renewal shall not have been approved by (i) a majority vote of the Trustees of the Trust voting in person, including a majority of the Trustees who are not interested persons of the Trust, the Manager or the Subadviser, at a meeting called for the purpose of voting on such approval or (ii) the affirmative vote of a majority of the outstanding voting securities of the Portfolio; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Portfolio for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Subadviser may continue to serve hereunder as to the Portfolio in a manner consistent with the 1940 Act and the rules and regulations thereunder.


         Termination of this Agreement pursuant to this Section shall be without payment of any penalty.


         In the event of termination of this Agreement for any reason, the Subadviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Portfolio and with respect to any of its assets, except as expressly directed by the Manager. In addition, the Subadviser shall deliver the Portfolio's Books and Records to the Manager by such means and in accordance with such schedule as the Manager shall direct and shall otherwise cooperate, as reasonably directed by the Manager, in the transition of portfolio asset management to any successor of the Subadviser, including the Manager.


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         9.       Certain Definitions.  For the purposes of this Agreement:


         (a) "Affirmative vote of a majority of the outstanding voting securities of the Portfolio" means the affirmative vote, at an annual or special meeting of shareholders of the Portfolio, duly called and held, (a) of 67% or more of the shares of the Portfolio present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Portfolio entitled to vote at such meeting are present (in person or by proxy), or (b) of more than 50% of the outstanding shares of the Portfolio entitled to vote at such meeting, whichever is less.


         (b) "Interested persons" and "Assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under said Act.


         10. Liability and Indemnification. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or of reckless disregard of its obligations and duties hereunder (collectively, "Malfeasance"), the Subadviser shall not be subject to any liability to the Manager or the Portfolio, to any shareholder of the Portfolio, or to any person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder. Nothing herein, however, shall derogate from the Subadviser's obligations under federal and state securities laws (collectively, the "Securities Laws").

         The Manager shall indemnify the Subadviser for all liabilities and related costs, including reasonable attorney's fees, which the Subadviser may sustain in connection with the discharge without Malfeasance or negligence of its obligations hereunder and in accordance with the Securities Laws. The Subadviser shall indemnify the Manager and the Portfolio for all liabilities and related costs, including reasonable attorneys fees, which either of them may sustain as a result of the Subadviser's Malfeasance or violation of the Securities Laws.


         11. Enforceability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or uneforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.


         12. Limitation of Liability. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the Portfolio affected thereby and that no Trustee, officer or holder of shares of beneficial interest of the Portfolio shall be personally liable for any of the foregoing liabilities. The Trust's Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the State of Delaware. Such Certificate of Trust and the Trust's Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.


         13. Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of The Commonwealth of Massachusetts and the Subadviser consents to the jurisdiction of courts, both state or federal, in Boston, Massachusetts, with respect to any dispute under this Agreement.

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         14. Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.



ATTEST:                                  PIONEER VARIABLE CONTRACTS TRUST
                                         (on behalf of the Real Estate Growth
                                              Portfolio)



Name:   Joseph P. Barri                  Name:  John F. Cogan, Jr.
Title:     Secretary                     Title:    President


ATTEST:                                  PIONEERING MANAGEMENT CORPORATION



Name:  Joseph P. Barri                   Name:  David D. Tripple
Title:    Secretary                      Title:    President


ATTEST:                                  BOSTON FINANCIAL SECURITIES, INC.



Name:                                    Name:
Title:                                   Title



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